Exhibit 15.4

OUR VESSELS

The table below shows the vessels chartered or owned by us and Transpetro as of December 31, 2022:

Vessel	Owned / Chatered	Capacity (deadweight tonnage)
Abdias Nascimento	Owned	156,585
Andre Rebouças	Owned	156,519
Angra dos Reis	Chartered	105,165
Anita Garibaldi	Owned	72,786
Barbosa Lima Sobrinho	Owned	5,095
Carlos Drummond de Andrade	Owned	114,366
Castro Alves	Owned	114,562
Celso Furtado	Owned	48,300
Dan Cisne	Chartered	59,335
Dan Sabiá	Chartered	59,317
Darcy Ribeiro	Owned	5,092
Dragão do Mar	Owned	156,502
Fortaleza Knutsen	Chartered	106,316
Garrincha	Owned	114,441
Gilberto Freyre	Owned	2,573
Henrique Dias	Owned	156,509
João Cândido	Owned	156,547
Jorge Amado	Owned	2,537
José Alencar	Owned	48,573
José do Patrocínio	Owned	156,725
Lucio Costa	Owned	5,097
Machado de Assis	Owned	156,829
Madre de Deus	Chartered	105,283
Marcílio Dias	Owned	156,548
Milton Santos	Owned	156,629
Olavo Bilac	Owned	114,481
Oscar Niemeyer	Owned	5,079
Portinari	Owned	114,435
Recife Knutsen	Chartered	105,928
Rio Grande	Chartered	105,212
Rômulo Almeida	Owned	48,449
São Luís	Chartered	105,212
São Sebastião	Chartered	105,190
Sérgio Buarque de Holanda	Owned	48,555
Sestrea	Chartered	162,756
Zumbi dos Palmares	Owned	156,786
Subtotal Owned/ Chartered by Transpetro	36	3,450,314

Vessel	Owned / Chatered	Capacity (deadweight tonnage)
Alessandro Volta	Chartered	29,300
Alhena	Chartered	52,420
Amazon Victory	Chartered	72,412
Anavatos Ii	Chartered	115,459
Anfa	Chartered	47,975
Aquila	Chartered	319,330
Avon	Chartered	49,999
Bachata	Chartered	50,179
Bolero	Chartered	50,094
Brasil 2014	Chartered	155,709
Bro Developer	Chartered	14,737
BW Princess	Chartered	54,368
Clearocean Magic	Chartered	49,995
Clearocean Melody	Chartered	49,995
Clyde	Chartered	49,999
Cumbia I	Chartered	20,213
DHT Colt	Chartered	319,713
Eagle Cambé	Chartered	155,414
Eagle Colatina	Chartered	155,362
Eagle Crato	Chartered	155,200
Eagle Paraiba	Chartered	105,153
Eagle Paraiso	Chartered	153,264
Eagle Parana	Chartered	105,048
Eagle Passos	Chartered	152,000
Eagle Paulinia	Chartered	153,352
Eagle Petrolina	Chartered	153,226
Elandra Maple	Chartered	49,999
Elandra Redwood	Chartered	49,999
Elandra Willow	Chartered	49,999
Elka Leblon	Chartered	154,846
Elka Parana	Chartered	155,010
Endless Summer	Chartered	49,999
Epic Baluan	Chartered	7,187
Epic Boracay	Chartered	6,519
Flumar Brasil	Chartered	51,188
Forte De Copacabana	Chartered	8,843
Forte De Sao Luiz	Chartered	8,250
Four Wind	Chartered	115,727
Fulmar	Chartered	115,605
Horizon Aphrodite	Chartered	49,996
Horizon Theano	Chartered	50,268
Horizon Theoni	Chartered	50,221
Horizon Ekavi	Chartered	51,099
Ioannis Zafirakis	Chartered	49,999
Joropo	Chartered	47,710
Leonardo B	Chartered	9,352
Luigi Lagrange	Chartered	29,191
Maersk Cebu	Chartered	49,919
Maersk Crete	Chartered	49,919
Maersk Cyprus	Chartered	49,919
Maersk Kalea	Chartered	29,999
Manifesto	Chartered	54,901
Marlin	Chartered	17,043
Motivator	Chartered	54,901
Nave Atria	Chartered	49,992
Nave Jupiter	Chartered	49,999
Nave Orbit	Chartered	49,999
Ocean Electra	Chartered	47,377
Ocean Phoenix	Chartered	108,940
Ocean Venture	Chartered	49,995
Paccha	Chartered	50,091
Pine Meadow	Chartered	50,171
Ras Maersk	Chartered	34,999
Rio 2016	Chartered	155,709
Robert Maersk	Chartered	34,801
Romoe Maersk	Chartered	34,806
Salsa	Chartered	47,991
Samba	Chartered	19,117
San Andres Iv	Chartered	3,557
Sirtaki	Chartered	51,442
Stena Premium	Chartered	65,055
Stena Progress	Chartered	65,125
Thames	Chartered	49,999
Trent	Chartered	49,999
Subtotal chartered by us	74	5,326,688
TOTAL	110	8,777,002